GIUNTA, FERLITA & WALSH, P.C.
Certified Public Accountants

       Consent of Independent Certified Public Accountants

     We hereby consent to the incorporation in this Registration Statement on Form S-8 of Odyssey Marine Exploration, Inc. of our report dated September 18, 1997, relating to the financial statements of Remarc International, Inc. appearing in an amendment to the Company's Current Report on Form 8-K dated August 8, 1997.
                                    /s/ Giunta, Ferlita & Walsh, P.A.
                                    Giunta, Ferlita & Walsh, P.A.
April 13, 1998